                              EXHIBIT 21

As of August 31, 2012 Walgreen Co., (Registrant) had the following subsidiaries:

NAME	STATE OR COUNTRY OF INCORPORATION
Walgreen Arizona Drug Co. (1)	Arizona
Salu Australia Pty Ltd. (37)	Australia
Skincarestore Australia Pty Ltd. (37)	Australia
Superior Bermuda GP (47)	Bermuda
DS Distribution Canada, Ltd. (4)	British Columbia
Crescent Healthcare, Inc. (41)	California
Crescent Therafusion, Inc. (42)	California
Option Care, Inc. (9)	California
Walgreens China Business Trust (35)	China
Accountable Care Network of Arizona, LLC (1)	Delaware
Accountable Care Network of Colorado, LLC (40)	Delaware
Accountable Care Network of Florida, LLC (39)	Delaware
Accountable Care Network of Georgia, LLC (39)	Delaware
Accountable Care Network of Illinois, LLC (1)	Delaware
Accountable Care Network of Missouri, LLC (40)	Delaware
Accountable Care Network of New Jersey, LLC (1)	Delaware
Accountable Care Network of Pennsylvania, LLC (38)	Delaware
Accountable Care Network of Tennessee, LLC (20)	Delaware
Accountable Care Network of Texas, LLC (20)	Delaware
American Occupational Health Management, Inc. (24)	Delaware
Beauty.com, Inc. (4)	Delaware
CHI Holding Corporation (8)	Delaware
Walgreens Sleep and Respiratory Pharmacy, LLC (8)	Delaware
DR Employee Services, LLC (28)
drugstore.com, inc.
DRI-I, Inc. (34)
DS Pharmacy, Inc.  (4)
Duane Reade, Inc. (33)
Duane Reade Holdings, Inc. (33)
Duane Reade International, LLC (34)
Duane Reade Realty, Inc. (34)
Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware
Happy Harry’s Inc. (2)	Delaware
Happy Harry’s Discount Drug Stores, Inc. (2)	Delaware
HHDH, Inc. (2)	Delaware
I-Trax Health Management Solutions, Inc. (23)	Delaware
Salu Beauty, Inc. (4)	Delaware
WAGDCO, LLC (20)	Delaware
Walgreens Assistance, Inc.	Delaware
Walgreen International Investments, LLC (43)	Delaware
Walgreen Investments Co	Delaware
Walgreens Network Health Services, LLC (21)	Delaware
Walgreens Specialty Pharmacy Holdings, Inc. (3)	Delaware
Walgreens Specialty Pharmacy, LLC. (3)	Delaware
WVC Investments, LLC	Delaware
MedNow Infusion, LLC (18)	Delaware
Meridian COMP of New York, Inc. (24)	Delaware
Option Care Enterprises, Inc. (7)	Delaware
Walgreens Infusion Services, Inc. (7)	Delaware
Optionet, Inc. (9) Walgreens Specialty Care Centers, LLC (27)	Delaware Delaware
Take Care Employer Solutions, LLC (23)	Delaware
Take Care Health Systems, Inc.	Delaware
Take Care Health Systems, LLC (6)	Delaware
Walgreens Venture Capital, LLC	Delaware
Walgreens Store No. 3332, LLC	Delaware
Walgreens Store No. 4650, LLC	Delaware
Walgreens Store No. 4651, LLC	Delaware
Walgreens Store No. 5576, LLC	Delaware
Walgreens Store No. 5838, LLC	Delaware
Waltrust Properties, Inc. (1)	Delaware
Whole Health Management, LLC (29)	Delaware
Walgreen of Hawaii, LLC	Hawaii
Walgreen of Maui, Inc.	Hawaii
Walgreens (Hong Kong) Limited	Hong Kong
Bond Drug Company of Illinois, LLC (1)	Illinois
Bowen Development Company	Illinois
Deerfield Funding Corporation	Illinois
East-West Distributing Co.	Illinois
Medication Adherence Solutions, LLC	Illinois
The 1901 Group, LLC	Illinois
WagBeau LLC	Illinois
Walgreen Medical Supply, LLC (22)	Illinois
Walgreen Mercantile Corporation	Illinois
Walgreen National Corporation	Illinois
Walgreens Market Strategies, LLC (5)	Illinois
Walgreen Realty Resources LLC (5)	Illinois
Walgreens Business Services, LLC	Illinois
Walgreens Home Care, Inc. (8)	Illinois
Walgreens Mail Service, Inc.	Illinois
Walgreens Pharmacy Services Eastern, LLC (20)	Illinois
Walgreens Pharmacy Services Midwest, LLC (19)	Illinois
Walgreens Pharmacy Services Southern, LLC (20)	Illinois
Walgreens Pharmacy Services Western, LLC (20)	Illinois
Walgreens Pharmacy Services WHS, LLC	Illinois
Walgreens Pharmacy Strategies, LLC (1)	Illinois
Walgreens Store No. 3680, LLC	Illinois
Walgreens Store No. 7839, LLC	Illinois
Walgreens.com, Inc.	Illinois
Salient Business Solutions, Ltd. (16)	India
CHDM, LLC (26)	Indiana
Walgreen Louisiana Co., Inc.	Louisiana
Superior LuxCo 1 S.a.r.l. (45)	Luxembourg
Superior LuxCo 2 S.a.r.l. (46)	Luxembourg
Walgreen International S.a.r.l. (48)	Luxembourg
Walgreen Investments Luxembourg SCS (44)	Luxembourg
Walgreens of Massachusetts, LLC (1)	Massachusetts
Full Road Holdings, Ltd. (15)	Mauritius
Walgreen Hastings Co. (1)	Nebraska
Home Health of Option Care, Inc. (9)	Nevada
Walgreen of Nevada, LLC	Nevada
Hunterdon Infusion Services, L.L.C. (14)	New Jersey
Trinity Home Care, LLC (10)	New Jersey
Corporate Health Dimensions, Inc. (24)	New York
Duane Reade (13)	New York
Option Care of New York, Inc. (9)	New York
Springville Pharmacy Infusion Therapy, Inc. (8)	New York
Walgreen Eastern Co., Inc. (1)	New York
Walgreens Store No. 3288, LLC (36)	New York
Option Home Health, Inc. (8)	Ohio
University Option Care, LLC (17)	Ohio
Medicenter, Inc. (24)	Oklahoma
Walgreens Infusion Services at Legacy Health, LLC (17)	Oregon
Option Care Enterprises, Inc. (8)	Pennsylvania
Walgreen of Puerto Rico, Inc.	Puerto Rico
Walgreen of San Patricio, Inc.	Puerto Rico
Walgreen Scotland, Ltd (43)	Scotland
Walgreen Scotland Investments, LP (43)	Scotland
Walgreens (Singapore) PTE, Ltd. (32)	Singapore
Walgreens (Sourcing) Pte. Ltd. (30)	Singapore
Alliance Boots GmbH (31)	Switzerland
Walgreen Swiss International GmbH (49)	Switzerland
Walgreens Infusion and Respiratory Services, LLC (17)	Tennessee
Vision Direct Inc. (4)	Texas
Green Hills Insurance Company, A Risk Retention Group (25)	Vermont
LCA Insurance Co., Inc.	Vermont
Option Care Home Health, L.L.C. (12)	Washington
Walgreen Oshkosh, Inc.	Wisconsin

(1)
Walgreens Hastings Co. is a direct parent of Walgreen Arizona Drug Co.  Walgreen Arizona Drug Co. is a direct parent of Walgreen Eastern Co and Accountable Care Network of Arizona, LLC.  Walgreen Eastern Co is a direct parent of Bond Drug Company of Illinois, LLC, Walgreens of Massachusetts, LLC and Accountable Care Network of New Jersey, LLC.  Bond Drug Company of Illinois, LLC is a direct parent of Waltrust Properties, Inc., Walgreens Pharmacy Strategies, LLC, Accountable Care Network of Illinois, LLC, and Walgreens Pharmacy Services Midwest, LLC.  Waltrust Properties, Inc. is a real estate investment trust.  A minority interest in Waltrust Properties, Inc. is held by outside preferred shareholders.

(2)	Happy Harry’s Discount Drug Stores, Inc. (a Delaware Corporation) is a direct parent of Happy Harry’s Inc. Happy Harry’s Inc. is a direct parent of HHDH Corp. (a Delaware Corporation).
(3)	Walgreens Specialty Pharmacy Holdings, Inc. (a Delaware Corporation) is a direct parent of Walgreens Specialty Pharmacy, LLC (a Delaware LLC).
(4)	Subsidiary of drugstore.com, inc. (a Delaware Corporation).
(5)	Walgreen Realty Resources LLC is a direct parent of Walgreen Market Strategies LLC (an Illinois LLC).
(6)	Take Care Health Systems, LLC (a Delaware LLC) is a direct Subsidiary of Take Care Health Systems, Inc. (a Delaware Corporation).
(7)
Walgreens Infusion Services, Inc. (a Delaware Corporation) is a direct parent of Option Care Enterprises, Inc. (a Delaware Corporation).  Option Care Enterprises, Inc. (a Delaware Corporation) is a direct parent of various subsidiaries (see footnote #8).  Walgreens Infusion Services, Inc. (a Delaware Corporation) is a direct parent of various subsidiaries (see footnote # 9).

(8)	Subsidiary of Option Care Enterprises, Inc. (a Delaware Corporation).
(9)	Subsidiary of Walgreens Infusion Services, Inc. (a Delaware Corporation).
(10)	Trinity Home Care, LLC (a Delaware LLC) is a direct subsidiary of Option Care of New York, Inc. (a New York Corporation).
(11)	Subsidiary of Bond Drug Company of Illinois, LLC (an Illinois LLC).
(12)	50% owned by Option Care Enterprises, Inc. (a Delaware Corporation) and 50% owned by Option Care, Inc. (a California Corporation).
(13)	Duane Reade (A New York General Partnership) is 99% owned by Duane Reade, Inc. (a Delaware Corporation) and 1% owned by DRI-I, Inc. (a Delaware Corporation).
(14)	50% owned by Option Care Enterprises, Inc. (a Pennsylvania Corporation).
(15)	Foreign subsidiary of Walgreens Infusion Services, Inc. (a Delaware Corporation).
(16)	30% owned by Full Road Holdings, Ltd. (a Mauritius Entity).
(17)	50% owned by Option Care Enterprises, Inc. (a Delaware Corporation).
(18)	51% owned by Option Care Enterprises, Inc. (a Delaware Corporation).
(19)	97% owned by Bond Drug Company of Illinois, LLC; 2% owned by Walgreens Louisiana Co., Inc.; 1% owned by Happy Harry’s, Inc.
(20)	Subsidiary of Walgreens Pharmacy Services Midwest, LLC (an Illinois LLC).
(21)	Subsidiary of Medication Adherence Solutions, LLC (an Illinois LLC).
(22)	Subsidiary of Walgreens Mail Services, Inc. (an Illinois Corporation).
(23)	Subsidiary of Take Care Health Systems, Inc. (a Delaware Corporation).
(24)	Subsidiary of Take Care Employer Solutions, LLC. (a Delaware LLC).
(25)	99.96% owned by Take Care Employer Solutions, LLC. (a Delaware LLC) and .01% is owned by Take Care Health Systems, Inc. (a Delaware Corporation).
(26)	99% owned by Medicenter, Inc. (an Oklahoma Corporation); 1% owned by Corporate Health Dimensions, Inc. (a New York Corporation).
(27)	Walgreens Specialty Care Centers, LLC (a Delaware LLC) is a direct subsidiary of Walgreens Specialty Pharmacy, LLC (a Delaware LLC).
(28)	Subsidiary of Duane Reade (A New York General Partnership).
(29)	Whole Health Management LLC (a Delaware LLC) is a direct subsidiary of Take Care Health Systems, Inc. (a Delaware Corporation).
(30)	Walgreens (Sourcing) Pte. Ltd. (a Singapore Entity) is wholly owned by Walgreens National Corporation (an Illinois Corporation).
(31)
Walgreen Swiss International GmbH (a Swiss Entity) owns 45% of Alliance Boots GmbH (a Swiss Entity) and 55% is owned by unrelated parties.  Alliance Boots GmbH owns over 300 entities which are not listed on Exhibit 21, due to the registrant’s minority ownership of 45%.

(32)	Walgreens (Singapore) PTE, Ltd. (a Singapore Entity) is wholly owned by Walgreens China Business Trust (a China Entity).
(33)
Duane Reade Holdings, Inc. (a Delaware Corporation) is a direct parent of Duane Reade, Inc. (a Delaware Corporation).  Duane Reade, Inc. (a Delaware Corporation) is a direct parent of various subsidiaries (see footnote 34).

(34)	Subsidiary of Duane Reade, Inc. (a Delaware Corporation).
(35)	Walgreens China Business Trust (a China Entity) is 10% owned by Walgreen Mercantile Corporation (an Illinois Corporation) and 90% owned by East-West Distributing Co. (an Illinois Corporation).
(36)	Subsidiary of Walgreen Eastern Co., Inc. (a New York Corporation).
(37)
Salu Australia PTY Ltd. (an Australia Company) is a direct subsidiary of Salu Beauty, Inc. (a Delaware Corporation).  Skincarestore Australia PTY Ltd. (an Australia Company) is a direct subsidiary of Salu Australia PTY Ltd.

(38)	Subsidiary of Walgreens Pharmacy Services Eastern, LLC (an Illinois LLC).
(39)	Subsidiary of Walgreens Pharmacy Services Southern, LLC (an Illinois LLC).
(40)	Subsidiary of Walgreens Pharmacy Services Western, LLC (an Illinois LLC).
(41)	Subsidiary of CHI Holding Corporation (a Delaware Corporation).
(42)	Subsidiary of Crescent Healthcare, Inc. (a California Corporation).
(43)	Walgreen International Investments, LLC is 99.95% owned by Walgreen Investments Co. (a Delaware Corporation) and .05% owned by Walgreen Scotland, Ltd (a Scotland Entity).
(44)	Walgreen Investments Luxembourg SCS is 99% owned by Walgreen Investments Co. (a Delaware Corporation) and 1% owned by Walgreen International Investments LLC (a Delaware Corporation).
(45)	Subsidiary of Walgreen Investments Luxembourg SCS (a Luxembourg Entity).
(46)	Subsidiary of Superior Luxco 1 S.a.r.l. (a Luxembourg Entity).
(47)	Superior Bermuda GP is 99% owned by Superior Luxco 1 S.a.r.l. (a Luxembourg Entity) and 1% owned by Superior Luxco 2 S.a.r.l. (a Luxembourg Entity).
(48)	Subsidiary of Superior Bermuda GP (a Bermuda Entity).
(49)	Subsidiary of Walgreen International S.a.r.l. (a Luxembourg Entity)

The registrant also wholly owns inactive subsidiaries which are not included in the above list.  All wholly owned subsidiaries are included in the consolidated financial statements.